Exhibit 99.1

PLANET FITNESS, INC. DETAILS STRATEGY TO DRIVE NEXT PHASE OF GLOBAL GROWTH AND ANNOUNCES LONG-TERM FINANCIAL TARGETS AT 2025 INVESTOR DAY

Company leadership provides updates on strategic imperatives to accelerate member growth and new club expansion

HAMPTON, N.H. (November 13, 2025) – Planet Fitness, Inc. (NYSE: PLNT) (the "Company"), will host its 2025 Investor Day today in Boston, MA. The event will feature presentations from members of Planet Fitness’ senior leadership team who will outline the Company’s plans to fuel growth, modernize the member experience, further enhance the economic value proposition for franchisees, and generate strong returns for shareholders. Management presentations will begin at 10:00 a.m. EST, followed by a question-and-answer session, and will end at noon.

At today’s event, members of the Planet Fitness leadership team will provide an update on the Company’s four strategic imperatives designed to drive its long-term growth ambitions, which include:
•Evolving and modernizing the Planet Fitness brand while staying true to the fundamental values that define and differentiate its offerings;
•Enhancing the member experience to foster brand loyalty and connection that translates into long-term member growth and captures the increasing fitness market opportunity;
•Refining Planet Fitness’ club floorplans and amenities to enhance franchise returns as they open, operate, and remodel clubs; and
•Accelerating new club growth globally by driving topline growth and optimizing club formats to further enhance unit economics.

“Planet Fitness has achieved remarkable growth since its initial public offering 10 years ago, evolving from an industry challenger to a clear leader in the fitness sector. Today, we have more than 2,800 clubs and nearly 21 million members, democratizing access to fitness and wellness with our high value, low price offering. We continue to build upon this momentum and are well-positioned for our next phase of growth in this golden age of fitness,” said Colleen Keating, Planet Fitness’ Chief Executive Officer. “This is an exciting time for Planet Fitness with several catalysts for growth coming together. The demand for fitness is rising globally, real estate availability is beginning to ease, our brand is evolving in ways that attract all generations and fitness levels, and we are advancing our strategies to accelerate growth. We are excited about the future of Planet Fitness and our ability to deliver exceptional value for our franchisees, members and shareholders.”

Long-term Growth Algorithm
Planet Fitness is initiating the following long-term growth outlook for fiscal years 2026–2028:

Revenue	Low-double digit percent CAGR[1]
System-wide same club sales growth	Mid-single digit percent
New club unit growth	6% to 7% range
Adjusted EBITDA	Mid-teens percent CAGR [1]
Adjusted net income per share, diluted	Mid-to-high teens percent CAGR [1]
1.Compound Annual Growth Rate off of 2025

Exhibit 99.1

Jay Stasz, Planet Fitness’ Chief Financial Officer stated, “We are incredibly proud of what we have accomplished since becoming a public company. We continue to evolve as we drive profitable growth, expand our competitive advantage, and strengthen our industry-leading position. As a result, we continue to deliver strong and sustainable free cash flow, return value to our shareholders, and strategically reinvest in our business to support robust growth. Our strategic imperatives and the continued dedication of our franchisees and our team give us confidence in our ability to deliver strong financial results and achieve our long-term objectives.”

How to Participate
A live broadcast and on-demand replay of the event will be available at https://event.webcasts.com/starthere. An accompanying investor presentation from the event will also be made available on the Planet Fitness Investor Relations website, under the Events & Presentations section.

Presentation of Financial Measures
The financial information presented in this press release includes non-GAAP financial measures such as Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted, to provide measures that we believe are useful to investors in evaluating the Company's performance. These non-GAAP financial measures are supplemental measures of the Company's performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate these non-GAAP measures. The Company's presentation of these non-GAAP measures, should not be construed as an inference that the Company's future results will be unaffected by similar amounts or other unusual or nonrecurring items.

The non-GAAP financial measures used in our long-term growth targets will differ from their most directly comparable GAAP measures in ways similar to those in reconciliations the Company has previously provided in its disclosure with the Securities and Exchange Commission (“SEC”). We do not provide growth targets for net income or net income per share, diluted, determined in accordance with GAAP or a reconciliation of the growth targets for Adjusted net income and Adjusted net income per share, diluted, to the most directly comparable GAAP measure because we are not able to predict with reasonable certainty the amount or nature of all items that will be included in our net income and net income per share, diluted, for the applicable period. Accordingly, a reconciliation of the Company’s growth targets for these non-GAAP measures to the most directly comparable GAAP measure cannot be made available without unreasonable effort. These items are uncertain, depend on many factors and could have a material impact on our net income and net income per share, diluted, for the applicable period.

System-wide same club sales refers to year-over-year sales comparisons for the same club sales base of both corporate-owned and franchisee-owned clubs, which is calculated for a given period by including only sales from clubs that had sales in the comparable months of both years. We define the same club sales base to include those clubs that have been open and for which monthly membership dues have been billed for longer than 12 months. We measure same club sales based solely upon monthly dues billed to members of our corporate-owned and franchisee-owned clubs.

Exhibit 99.1

About Planet Fitness
Founded in 1992 in Dover, NH, Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness centers in the world by number of members and locations. As of September 30, 2025, Planet Fitness had approximately 20.7 million members and 2,795 clubs in all 50 states, the District of Columbia, Puerto Rico, Canada, Panama, Mexico, Australia and Spain. The Company's mission is to enhance people's lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. Approximately 90% of Planet Fitness clubs are owned and operated by independent business men and women.

Investor Contact:
Stacey Caravella
investor@planetfitness.com
603-750-4674
Media Contacts:
McCall Gosselin, Planet Fitness
mccall.gosselin@planetcsc.com
603-957-4650

ICR, Inc.
PFCorpPR@icrinc.com

Exhibit 99.1

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s statements with respect to expected future performance presented under the heading “Long-Term Growth Targets,” those attributed to the Company’s Chief Executive Officer and Chief Financial Officer in this press release, the Company’s expected revenue, sales and club growth, ability to deliver strong and sustained cash flow, ability to deliver future shareholder value, ability to reinvest in our business, estimates, projections and other statements that do not relate solely to historical facts. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “plan,” “predict,” “would,” “generate,” “opportunity,” “advance,” “accelerate,” “increase,” “return,” “drive,” “outlook,” “expand,” “deliver,” “achieve,” ”assumption,” “will,””would,” “could,” “should,” “continue,” “future,” “strategy” and similar references to future periods, although not all forward-looking statements include these identifying words. Forward-looking statements are not assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results to differ materially include competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain members, the Company’s and franchisees’ ability to identify and secure suitable sites for new franchise clubs, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets domestically and internationally, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, our substantial indebtedness and our ability to incur additional indebtedness or refinance that indebtedness in the future, our future financial performance and our ability to pay principal and interest on our indebtedness, our corporate structure and tax receivable agreements, failures, interruptions or security breaches of the Company’s information systems or technology, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2024 and the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2025, as well as the Company’s other filings with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in forward-looking statements, investors should not place undue reliance on forward-looking statements, which reflect the Company’s views only as of the date of this press release. Except as required by law, neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise.